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                                    EXHIBIT 99.5

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                                  WESTERN BANCORP

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PRESS RELEASE
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Western Bancorp (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts: Matthew P. Wagner
          President and Chief Executive Officer
Phone:    310-477-2402 (ext. 134)
Fax:      310-231-0321

                               FOR IMMEDIATE RELEASE

                WESTERN BANCORP DISCUSSES TIMING OF ITS ANNUAL MEETING

May 27, 1999

     Western Bancorp ("Western") today announced that it will schedule its annual meeting for a date later this year so that it can include for consideration by its shareholders at the meeting the principal terms of the pending merger of Western with and into U.S. Bancorp. Western anticipates that the annual meeting will be held in the third quarter of 1999. Western will promptly announce the exact date, time and location of the annual meeting once they have been established.

Forward-Looking Statements

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things, Western's ability to obtain all requisite approvals and otherwise consummate the merger with and into U.S. Bancorp.